UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2014

Cole Corporate Income Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54940	27-2431980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition
On March 31, 2014, Cole Corporate Income Trust, Inc. (the “Company”) disclosed certain unaudited supplemental information as of December 31, 2013. A copy of the unaudited supplemental information is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
This Item 2.02 and the attached Exhibit 99.1 are provided under Item 2.02 of Form 8-K and are furnished to, and shall not be deemed to be “filed” with, the Securities and Exchange Commission (the “SEC”).

Item 7.01     Regulation FD Disclosure
The information set forth under Item 2.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 7.01.
This Item 7.01 and the attached Exhibit 99.1 are provided under Item 7.01 of Form 8-K and are furnished to, and shall not be deemed to be “filed” with, the SEC.

Item 8.01	Other Events
On March 31, 2014, the Company issued a press release announcing that it has engaged Wells Fargo Securities, LLC (“Wells Fargo”) to assist in its review of potential strategic options, following the late 2013 close of the Company’s initial public offering in which it raised approximately $1.9 billion.

The Company’s engagement of Wells Fargo follows its July 2013 statement that, after the close of its primary offering, the Company would begin investigating potential liquidity opportunities. The Wells Fargo engagement reflects the next step in the Company’s exploration of how best to maximize stockholder value.

A copy of the press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits
Exhibit Number        Description

99.1	Supplemental information issued by Cole Corporate Income Trust, Inc. on March 31, 2014

99.2	Press release issued by Cole Corporate Income Trust, Inc. on March 31, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2014	COLE CORPORATE INCOME TRUST, INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Vice President of Accounting
Principal Accounting Officer

Exhibit Index

Exhibit Number        Description

99.1	Supplemental information issued by Cole Corporate Income Trust, Inc. on March 31, 2014

99.2	Press release issued by Cole Corporate Income Trust, Inc. on March 31, 2014